Exhibit 3.99(a)
Form LLC-5.5 January 1998 George H. Ryan Secretary of State Department of Business Services Limited Liability Company Division Room 359: Howlett Building Springfield, IL 62756 http:/www.sos.state.it.us Payment must be made by certified check, cashier's check. illinois attomey's check. illinois C.P.A.'s check of money order, payable to 'Secretary of state.* Illinois Limited Liability Company Act Articles of Organization Must be typewritten This space for use by Secretary of State Date 12 01 1998 Assigned File 00240141 Filling Fee 9400.00 Approved LB This space for use by Secretary of State 1. Limited Liability Company Name: SAME DAY Management, L.L.C. (The LLC name must contain the words limited liability company. LLC or LLC and cannot contain the terms corporation, corp., incorporated. inc. ltd., co., limited partnership, or LP.) 2. Transacting Business under an assumed name: Yes T No (If YES a Form LLC.1.20 is required to be completed and attached to these Articles.) 3. The address, including county, of its principal place of business: (Post office box alone and c/o are unacceptable.) 25 East Washington Street, Suite 3000, Chicago, Illinois 60602, Cook County 4. Federal Employer Identification Number (F.E.I.N.): Applied for. 5.The Articles of Organization are effective on: (check one ) a) X the filling date, or b) another date later than but not more than 60 days subsequent to the filling date: (month.day.year) 6. The registered agent's name and registered office address is: Registered agent: ALAN J. WOLF First Name Middle Initial Last Name Registered Office: 25 East Washington Street 1000 Number Street Suite* (P.O Box alone and c/o are unacceptable) Chciago Illinois 60602 Cook City Zip code County 7. Purpose or purposes for which the LLC is organized: Include the business code # (from IRS Form 1065) (If Not sufficient space to cover this point add one or more sheets of this size.) To transact any and all lawful business and activities which are authorized by the Limited Liability Company Act of the State of Illinois as may be amended from time to time. IRS CODE: 8999 8. The latest date, if any, upon which the company is to dissolve 12/31/2048 (month, day, year) Any other events of dissolution enumerated on an attachment. (Optional)

LLC -5.5 9. Other provisions for the regulation of the internal affairs of the LLC per Section 5-5 (a) (8) included as attachment: Yes No If yes, state the provision(s) and the statutory cite(s) from the ILLCA. 10 a) Management is vested, in whole or in part. In the manager(s): [ ]Yes [x] No If yes, list names and business addresses. b) Management is vested, in whole or in part, by the member(s): [x] Yes [ ]No If yes, list names and addresses. Edward Atkins 25E Washington St., Ste 1000, Chicago, IL Mathew Campbell Same 11 The undersigned affirms, under penalties of perjury, having authority to sign hereto, that these articles of organization are to the best of my knowledge and belief, true, correct and complete. Dated November17 1998 Signature(s) and Name(s) of Organizer(s) Business Address (es) Signature 1. 25E. Washington Street, Suite 1000 Number Street Alan Wolf- Organizer Chicago (Type or print name and title) Illinois 60602 (Name if a corporation or other entity) State Zip Code 2. 2. Signature Number Street (Type or print name and Title) City Town (Name if a Corporation or other entity) State Zip Code 3. 3. Signature Number Street (Type or print name and title) City Town (Name if a corporation or other entity) State Zip Code (Signatures must be in ink on an original document Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

From LLC-5.25 January 1996 george H. Ryan secretary of State Department of Business services Limited Liability Company Division Room 359; Howlett Building Springfield, IL 62756 http://www.sos.state.II.us Payment may be made by business firm check payable to secretary of State (if check is returned for any reason this filing will be void. Illinols Limited Liability Company Act articles of Amendment Filling Fee (see note). SUBMIT IN DUPLICATE Must be typewritten This space for use by Secretary of state Date 02.22.1999 Assigned File # 0024 0141 Filing Fee $ 100.00 Approved: This space for use by Secretary of State 1. Limited Liability Company name Same Day Management, L.L.C. 2. File number assigned by the Secretary of State: 0024014-1 3. Federal Employer Identification Number (F.E.I.N.): 36-4260576 4. These Articles of Amendment are effective on the file date or a later date being not to exceed 30 days after the file date. 5. The company has elected in its operating agreement to be governed by the amendatory Act of 1997: Yes No 6. The Articles of Organization are amended as follows: (Attach a copy of the text of each amendment adopted.) (Address changes of P.O. Box and c/o are unacceptable) a) Admission of a new member (give name and address below) b) Admission of a new manager (give name and address below) c) Withdrawal of a member (give name below) d) Withdrawal of a manager (give name below) e) Change in the address of the office at which the records required by Section 1-40 of the Act are kept (give new address, including county below) f) Change of registered agent and/or registered agent's office (give new name and address, including county below) g) Change in the limited liability company's name (list below) h) Change in date of dissolution or other events of dissolution enumerated in item 8 of the Articles of Organization i) Other (give information below) The following members shall be admitted: Same Day Surgery, LLC - 1111 W. 22nd Street, Suite 220, Oak Brook, IL The following members have withdrawn: Edward Atkins Metthew Campbell

LLC-5.25 7. This amendment was adopted by the managers. S. 5-25(3) a) Not less than minimum number of managers so approved. Yes No. b) Member action was not required. Yes No. Yes No. 8. This amendment was adopted by the members. S. 5-25(4) Yes No. Not less than minimum number of members so approved. 9. The undersigned affirms, under penalties of perjury, having authority to sign hereto, that this articles of amendment is to the best of my knowledge and belief, true, correct and complete. Dated Jan 11, 1999 (signature) Matthew Campbell - Member (Type or print Name and Title) (if applicant is a company or other entity, state name of company and indicate whether it is a member or manager of the LLC) NOTE: * If the company has elected in its operating agreement to be governed by the amendatory Act of 1997, and the only change reported is a change in the registered agent and/or registered office, the filing fee is $25. If the company has not elected in its operating agreement to be governed by the amendatory Act of 1997, and /or other changes are also reported, the filing fee is $100.

Neeladri B. Raut.(THX) Form LLC-5.25 January 2000 Jesse White Secretary of State Department of Business Services Limited Liability Company Division Room 351, Howlett Building Springfield, IL 62766 http: / www.505.state.li.us Payment may be made by business firm check payable to Secretary of State. (If check is returned for any reason this filing will be void.) Illinois Limited Liability Company Act Articles of Amendment Filing fee (see instructions ) SUBMIT IN DUPLICATE Must be typewritten This space for use by Secretary of State Date: Dec 31, 2001 Assigned file #: 0024.014-1 Filing fee: $ 100 Approved: This space for use by Secretary of State. 1. Limited Liability company name SAME DAY MANAGEMENT, L.L.C. 2. File number assigned by the Secretary of State: 00240141 3. These Articles of Amendment are effective on [X] the file date or the later date being _________ not to exceed 30 days after the file date. 4. The Articles of Organization are Amended as follows: (Attach a copy of the text of each amendment adopted.) a) Admission of a new member (give name and address below) b) Admission of a new manager (give name and address below) c) Withdrawal of a member (give name below) d) Withdrawal of a manager (give name below) (X) e) Change in the address of the office at which the records required by Section 1-40 of the Act are kept (give new address , including county below) f) Change of registered agent and/or registered agent's office (give new name and address, including county below) (Address change of P.O. Box and c/o are unacceptable) g) Change in the limited liability company's name (list below) h) Change in date of dissolution or other events of dissolution enumerated in item 8 of the Articles of Organization. (X) i) Other (give information below) e) 1 E. Erie Suite 333 Chicago, IL 60611 Cook County i) Change in member's address: Same Day Surgery, L.L.C. 1 E Erie, Suite 333 Chicago, IL 60611 LLC-5.25

LLC-5.25 5. This amendment was adopted by the managers . s.5-25(3) [ ] yes [X] No a) Not less than minimum number of managers so approved. [ ] yes [X] No b) Member action was not required. [ ] yes [X] No 6 This amendment was adopted by the members . S 5-25(4) [ ] yes [X] No Not less than minimum number of members so approved. 7 I affirm under penalties of perjury, having authority to sign hereto, that this articles of amendment is to the best of my knowledge and belief, true, correct and complete. Dated December 1 , 2001 (Month & Day) (Year) ______________________________________ (Signature) Matthew Campbell, Member c024/187-3 (type of print name and title) Same day Surgery, L.L.C., Member (If applicant is a company or other entity, state name of company and indicate whether it is a member of manager of the L.L.C.) INSTRUCTIONS: * If the only change reported is a change in the registered agent and/or registered office, the filing fee is $25. If other changes are reported, the filing fee is $100.

Form LLC-5.25June 2004 Jesse White Secretary of State35 [ILLEGIBLE]Sp www.cyberdriveillinois.comPayment may be made by business firm check payable to Secretary of State. (if check is returned for any reason this fling will be void.) Illinois Limited Liability Company ActArticles of AmendmentFiling Fee (see Instructions)SUBMIT IN DUPLICATEMust be typewrittenThis space for use by Secretary of StateDate: 01.03.2008Assigned File #: 00240141 Filing Fee: $ 150.00 Approved: This space for use by Secretary of State 1. Limited Liability Company name: Same Day Management, L.L.C. 2. File number assigned by Secretary of Sate: 00240141 3. These Articles of Amendment are effective on the file date or a later date being not to exceed 30 days after the file date (check applicable box). 4. The Articles of Organization are amended as follows (check applicable item(s) below): a) Admission of a new member (give name and address below): b) Admission of a new manager (give name and address below). c) Withdrawal of a member (give name below). d) Withdrawal of a manager (give name below). e) Change in the address of the office at which the records required by Section 1-40 of the Act are kept (give new address, including county below). f) Change of registered agent and/or registered agent's office (give new name and address, including county below) (Address change of P. O. Box and c/o are unacceptable). g) Change in the Limited Liability Company's name (list below). h) Change in date of dissolution or other events of dissolution enumerated in item 6 of the Articles of Organization. i) Other (give information below). * Changes in members/managers may, but are not required to be reported in an amendment to the Articles of Organization. Additional information: New agent is as follows: LLC-5.25 00240141 1.3.2005 CT Corporation System 208 South LaSalle Street, Suite 814 Chicago, IL 60604 Cook County New address where records are kept (4e above): 15305 Dallas Parkway, Suite 1600, Addison, TX 75001 Dallas County

5. Check appropriate box below (Box A or Box B must be checked): A. This amendment was approved by not less than the minimum number of managers necessary to approve the amendment and member action was not required. B. This amendment was approved by not less than a minimum number of members necessary to approve the amendment. 6. I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Amendment are to the best of my knowledge and belief, true, correct and complete Dated December 15 , 2004. (Month & Day) (year) (Signature) Alex Jenkins, Assistant Secretary of USP CHICAGO, 43101-549-8 (Type or Print Name and Title) Inc., member of Same Day Surgery, L.L.C., Member (If the member or manager signing this document is a company or other entity, state name of company and Indicate whether it is a member or manager of the Limited Liability Company.) INSTRUCTIONS: * If the only change reported is a change in the registered agent and/or registered office, the filing fee is $35. If other changes are reported, the filing fee is $150